UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2012

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Definitive Agreement.

Extension of Apollo Exclusivity Letter

On November 18, 2012 we entered into an agreement extending the exclusivity period and signing deadline contained in the exclusivity agreement, previously described in our Current Report on Form 8-K filed on October 26, 2012, that we entered into with Apollo Management VII, L.P. (which, together with certain affiliates thereof, we refer to collectively as Apollo) from November 19, 2012 to November 28, 2012.

The terms of the potential investment by Apollo are non-binding and preliminary in nature.  There can be no assurance that the Apollo financing will be consummated on terms acceptable to us or at all.

Forward-Looking Statements

This Form 8-K contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Prospect’s business strategy, plans and objectives, and (ii) statements regarding future discussions and entry into contracts, including those regarding the proposed transaction with Apollo, and the terms, conditions, timing and costs of such transaction. Although Prospect believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Prospect’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Prospect’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Other than as required under the securities laws, Prospect does not assume a duty to update these forward-looking statements.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Extension Agreement with Apollo Management VII, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Wayne Rich
Date: November 19, 2012		Chief Financial Officer